Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated July 23, 2024, relating to the financial statements of Launch Two Acquisition Corp. as of May 23, 2024 and for the period from May 13, 2024 (inception) through May 23, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

August 22, 2024